UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 9, 2020

(Date of earliest event reported)

T2 Biosystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices and zip code)

(781) 761-4646

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 9, 2020, T2 Biosystems, Inc. (the “Company”) entered into Amendment No. 1 to Equity Distribution Agreement (“Amendment 1”) with Canaccord Genuity LLC (“Canaccord”), amending the Equity Distribution Agreement dated as of July 30, 2019, between the Company and Canaccord (the “Original Agreement” and, together with Amendment No. 1, the “Equity Distribution Agreement”). Pursuant to the Equity Distribution Agreement, the Company may, from time to time, sell shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), having an aggregate gross sales amount of up to $65,000,000 through Canaccord, as the Company’s sales agent. As of March 6, 2020, the Company has sold 35,360,311 shares of Common Stock with an aggregate offering price of approximately $27.1 million, leaving an aggregate offering price of up to approximately $37.9 million remaining under the Equity Distribution Agreement (the “ATM Shares”).

The ATM Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-227847), declared effective by the Securities and Exchange Commission on October 24, 2018 (the “Registration Statement”), and a prospectus, which consists of a base prospectus, dated October 24, 2018, and a prospectus supplement, dated March 9, 2020. Sales of the ATM Shares, if any, may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including sales made directly on or through The Nasdaq Global Market or any other existing trading market for the ATM Shares, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. The Company intends to use the net proceeds, if any, from the offering for working capital and general corporate purposes, which may include, among other things, funding commercialization efforts and research and development activities.

The Equity Distribution Agreement contains customary representations, warranties and agreements by the Company, including obligations of the Company to indemnify Canaccord for certain liabilities under the Securities Act. Under the terms of the Equity Distribution Agreement, the Company will pay Canaccord a commission equal to 3.0% of the gross proceeds from sales of the ATM Shares. In addition, the Company has agreed to pay certain expenses incurred by Canaccord in connection with the offering. The Company and Canaccord each have the right, by giving written notice as specified in the Equity Distribution Agreement, to terminate the Equity Distribution Agreement in each party’s sole discretion at any time. The Company has no obligation to sell any ATM Shares under the Equity Distribution Agreement, and may at any time suspend solicitation and offers under the Equity Distribution Agreement.

The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Original Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on July 30, 2019, and Amendment 1, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP

10.1	Amendment No. 1 to Equity Distribution Agreement dated as of March 9, 2020 by and between T2 Biosystems, Inc. and Canaccord Genuity LLC.

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2020	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sperzel
	Name:	John Sperzel
	Title:	President and Chief Executive Officer

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